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                                                                  EXHIBIT 10.44

                        FORM OF NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of June __, 2000 ("Effective Date"), by and between GlobalMedia.com, a Nevada corporation ("Global") and _____________ (referred to hereinafter as "Individual"), an employee of OnRadio.com ("OnRadio").

                                    RECITALS

     A. OnRadio is engaged in the business of providing streaming media, web site hosting, maintenance, content delivery, and e-commerce services to terrestrial radio stations (the "Customers").

     B. Individual is a key management employee of OnRadio.

     C. As part of the transactions described in that certain Asset Purchase Agreement dated as of June 6, 2000 (the "Asset Purchase Agreement"), between Global and OnRadio, OnRadio has agreed to sell certain assets relating to its terrestrial radio business to Global (the transactions contemplated by the Asset Purchase Agreement are referred to hereinafter as the "Asset Purchase"). [Individual owns equity in OnRadio and will indirectly benefit from the transactions contemplated in the Asset Purchase Agreement.]

     D. As a condition to its willingness to enter into the Asset Purchase Agreement, Global has required that Individual agree, and Individual has agreed, to the noncompetition covenants provided in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and to induce Global to consummate the transactions contemplated by the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:

     1. Noncompetition. During the period which shall commence at the Effective Date and shall terminate on the earlier of the second anniversary of the Initial Closing Date as defined in the Asset Purchase Agreement (such period, the "Restricted Period"), Individual shall not compete directly with GlobalMedia by directly soliciting the provision of e-commerce targeted specifically to terrestrial radio station web sites, or by solicitation of terrestrial radio station signal streaming media services to terrestrial radio stations in North America.

     2. Injunctive Relief. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Individual of the

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provisions of Sections 1 of this Agreement, Global shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this agreement. Nothing herein contained shall be construed as prohibiting Global from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

     3. Severability. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     4. Construction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Califonia, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

     5. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

     6. Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

     7. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

     8. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

     9. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Global may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the business of Global Media.

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     10. Further Assurances. From time to time, at Global's request and without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by Global to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a) if to Global:

                                      Global Media Corp.
                                      400 Robson Street
                                      Vancouver, BC V6B 2B4
                                      CANADA
                                      Facsimile: 604-688-9996
                                      Attention: Chief Executive Officer

       with a copy to:                Davis Wright Tremaine LLP
                                      Suite 2600, 1501 Fourth Avenue
                                      Seattle, Washington 98101
                                      Facsimile: (206) 628-7699
                                      Attention: Eric A. DeJong, Esq.

       (b) if to Individual:

                                      to the address set forth below the name of Individual on the signature page hereof.


     12. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Asset Purchase Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Asset Purchase Agreement.

     13. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

                            [Signatures on next page]

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     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition
Agreement as of the date first above written.

                             GLOBALMEDIA.COM

                             By: /s/ L. James Porter
                                 ---------------------------------

                             Name:
                                   -------------------------------

                             Title: Chief Financial Officer
                                    ------------------------------


                             -----------------:

                             -------------------------------------
                                  (Name)


                             All addresses c/o OnRadio.com
                             1500 Green Hills Road #205
                             Scotts Valley, CA 95066